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                                                                    Exhibit 99.1



[LOGO] ICU MEDICAL, INC.


         ICU MEDICAL, INC. ANNOUNCES TIME OF FOURTH QUARTER AND YEAR-END
                               2006 EARNINGS CALL

JANUARY 25, 2007 SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc.,
(NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced the time of its fourth quarter and year-end 2006 earnings release conference call.

The Company will release its fourth quarter and year-end 2006 results at approximately 4:00 p.m. EST (1:00 p.m. PST) and will be conducting a conference call concerning those results at 4:30 p.m. EST (1:30 p.m. PST) on Monday January 29, 2007. The call can be accessed at 800-561-2731, passcode 42114759 or by replay at 888-286-8010, passcode 34971169. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at WWW.ICUMED.COM, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at WWW.ICUMED.COM within 48 hours of the call.

CONTACT:        Francis J. O'Brien
                Chief Financial Officer
                ICU Medical, Inc.
                (949) 366-2183

                John F. Mills
                Managing Director
                Integrated Corporate Relations
                (310) 395-2215